UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2018
Kemper Corporation
(Exact name of registrant as specified in its charter)
Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
200 E. Randolph Street, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
One East Wacker Drive, Chicago, IL 60601
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Section 8 - Other Events.

Item 8.01.	Other Events.

The registrant, Kemper Corporation (“Kemper”), announced in its press release issued on September 26, 2018 that the United States District Court for the Northern District of Texas has confirmed an arbitration award in favor of its subsidiary, Kemper Corporate Services, Inc., against Computer Sciences Corporation. As a result of the decision to confirm the award, the court entered judgment in the amount of $141.7 million against Computer Sciences Corporation and its parent, DXC Technology Company (collectively “CSC”).

The Final Award of the arbitrator, issued in November 2017, found that CSC had breached a contract for the delivery of certain policy administration and billing software. Kemper was awarded direct damages of $84.3 million, prejudgment interest at an annual rate of 9%, and $7.2 million for costs and expenses associated with the arbitration. Kemper subsequently filed a motion to confirm the award and CSC moved to partially vacate the award; in confirming the award, the court denied CSC’s motion to vacate.

CSC has indicated it intends to appeal the court’s ruling, but in the meantime has tendered to Kemper a payment of $35.7 million that includes approximately $28.5 million for the portion of the direct damages that is not contested by CSC and the $7.2 million in costs and expenses noted above. Kemper will recognize the payment of the uncontested amount as a pre-tax gain in its third quarter 2018 consolidated financial statements.

Kemper cannot make any assurance as to the additional amounts of the final judgment that will actually be collected or when they may be received. The unpaid balance of the final judgment is treated as a gain contingency for accounting purposes and, accordingly, is not recognized in Kemper’s consolidated financial statements.

Cautionary Statements Regarding Forward-Looking Information
This Current Report on Form 8-K may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this report. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the SEC. No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this report. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.

Section 9 - Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits

99.1 Kemper Corporation press release dated September 26, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation
Date:	October 1, 2018	/s/ Richard Roeske
Richard Roeske
Vice President and Chief Accounting Officer